Exhibit 99.1

General Steel Announces Shareholder Resolutions Adopted at 2013 Annual General Meeting

BEIJING – January 2, 2014 – General Steel Holdings, Inc. (“General Steel” or the “Company”) (NYSE: GSI), a leading non-state-owned steel producer in China, today announced the proposals (the “Proposals”) brought before the Company’s stockholders (the “Stockholders”) at its 2013 annual meeting of the Stockholders (the “Annual Meeting”), which was held on December 27, 2013.

The Stockholders took the following actions regarding the Proposals:

1.	Elected five members to General Steel’s Board of Directors to serve until the annual meeting of Stockholders to be held in 2014 and until their respective successors are elected and qualified;
2.	Ratified the appointment of Friedman LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013;
3.	Approved and ratified an amendment to the Company’s 2008 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder to 5,000,000;
4.	Approved, on a non-binding basis, the compensation of the Company’s Named Executive Officers; and
5.	Approved a reverse stock split (the “Reverse Split”) of the Company’s common stock, pursuant to which, each Stockholder will receive one share of the Company’s common stock in exchange for every two, three or four shares of the Company’s common stock owned at the effective time of the Reverse Split, with the exact ratio to be determined by the Company’s Board of Directors.

Company regained compliance with continued listing standards of minimum share price requirement; Board deemed Reverse Split unnecessary at this time:

At the Annual Meeting, Stockholders holding a total of approximately 70% of the Company’s common stock voted in favor of the Reverse Split. The Reverse Split intended to aid the Company in regaining compliance with the New York Stock Exchange’s (the “NYSE”) minimum average closing price continued listing standard (the “Continued Listing Standard”).  On December 6, 2013, the Company received confirmation from the NYSE that it had regained compliance with the Continued Listing Standard of minimum share price requirement of $1.00, after its closing price and 30-trading day average price reached $1.07 and $1.00, respectively, on November 29, 2013. Therefore, the board of directors of the Company decided not to effectuate the Reverse Split at this time, although it may still do so in the future if it determines that such actions are in the best interests of the Company and the Stockholders.

General Steel Holdings, Inc.

About General Steel Holdings, Inc.

General Steel Holdings, Inc., headquartered in Beijing, China, produces a variety of steel products including rebar, high-speed wire and spiral-weld pipe. The Company has operations in China’s Shaanxi and Guangdong provinces, Inner Mongolia Autonomous Region and Tianjin municipality with seven million metric tons of crude steel production capacity under management. For more information, please visit www.gshi-steel.com.

To be added to the General Steel email list to receive Company news, or to request a hard copy of the Company’s Annual Report on Form 10-K, please send your request to generalsteel@asiabridgegroup.com.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Actual results could differ materially from those projected in the forward-looking statements as a result of inaccurate assumptions or a number of risks and uncertainties. These risks and uncertainties are set forth in the Company's filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under "Risk Factors" and elsewhere, and include, but are not limited to: (a) those risks and uncertainties related to general economic conditions in China, including regulatory factors that may affect such economic conditions; (b) whether the Company is able to manage its planned growth efficiently and operate profitable operations, including whether its management will be able to identify, hire, train, retain, motivate and manage required personnel or that management will be able to successfully manage and exploit existing and potential market opportunities; (c) whether the Company is able to generate sufficient revenues or obtain financing to sustain and grow its operations; (d) whether the Company is able to successfully fulfill our primary requirements for cash; and (e) other risks, including those disclosed in the Company's Form 10-K, filed with the United States Securities and Exchange Commission.  Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

Contact Us

General Steel Holdings, Inc.

In China:

Jenny Wang

Tel: +86-10-5775-7691

Email: jenny.wang@gshi-steel.com

In the US:

Joyce Sung

Tel: +1-347-534-1435

Email: joyce.sung@gshi-steel.com

Asia Bridge Capital Limited

Carene Toh

Tel: +1-888-957-3362

Email: mailto:generalsteel@asiabridgegroup.com